UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2015

Apple Hospitality REIT, Inc.
(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 26, 2015, the Company, through certain subsidiaries of the Company, completed the sale of 18 of the Company’s hotels with an aggregate of 1,787 guest rooms (the “18 hotels”) to MCR Development LLC (the “Buyer”) for an aggregate price of $206.4 million.  The 18 hotels sold are as follows:

City	State	Brand	Date Acquired	Rooms
Huntsville *	AL	TownePlace Suites	3/1/2014	86
Troy	AL	Courtyard	6/18/2009	90
Troy *	AL	Hampton Inn	3/1/2014	82
Rogers *	AR	Fairfield Inn & Suites	3/1/2014	99
Pueblo	CO	Hampton Inn & Suites	10/31/2008	81
Port Wentworth *	GA	Hampton Inn	3/1/2014	106
Bowling Green *	KY	Hampton Inn	3/1/2014	130
Alexandria	LA	Courtyard	9/15/2010	96
West Monroe	LA	Hilton Garden Inn	7/30/2010	134
Concord *	NC	Hampton Inn	3/1/2014	101	**
Dunn *	NC	Hampton Inn	3/1/2014	120
Jacksonville	NC	TownePlace Suites	2/16/2010	86
Matthews *	NC	Hampton Inn	3/1/2014	91
Cincinnati *	OH	Homewood Suites	3/1/2014	76
Tulsa *	OK	Hampton Inn & Suites	3/1/2014	102
Jackson	TN	Courtyard	12/16/2008	94
Brownsville *	TX	Courtyard	3/1/2014	90
San Antonio *	TX	TownePlace Suites	3/1/2014	123
Total				1,787
____________
* Hotel was acquired by the Company in the mergers with Apple REIT Seven, Inc.
and Apple REIT Eight, Inc., effective March 1, 2014.
** In conjunction with the sale of this hotel, the Company extinguished a loan secured by the hotel.

The 18 hotels were identified for sale during the third quarter of 2014 based on individual market conditions, the Company’s total investment in certain markets, and additional capital requirements for these properties.  The Company estimates a gain on sale will be recognized in the first quarter of 2015 of approximately $13-15 million.

In December 2014, the Company entered into a purchase and sale agreement for 19 hotels (including the 18 hotels sold in February 2015, as noted above) for $213.0 million.  As contemplated in the purchase and sale agreement, the Buyer exercised its right to exclude one of the hotels (with a purchase price of $6.6 million) from the transaction.  Additional information regarding the sale is set forth in the purchase and sale agreement dated December 15, 2014, a copy of which has been filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.  The Buyer does not have any relationship with the Company or its subsidiaries other than through the sale of the 18 hotels.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

(b)           Pro forma financial information.

The following pro forma financial information pertains to the 18 hotels noted in Item 2.01 above and is filed herewith.

Apple Hospitality REIT, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014
Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2014
Notes to Pro Forma Condensed Consolidated Financial Statements

(d)           Exhibits.

Exhibit 2.1
Purchase and Sale Agreement dated as of December 15, 2014 between certain subsidiaries of Apple Hospitality REIT, Inc. and MCR Development LLC (Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.)

Exhibit 2.2	First Amendment to Purchase and Sale Agreement dated as of January 15, 2015 between certain subsidiaries of Apple Hospitality REIT, Inc. and MCR Development LLC

Exhibit 2.3	Second Amendment to Purchase and Sale Agreement dated as of February 4, 2015 between certain subsidiaries of Apple Hospitality REIT, Inc. and MCR Development LLC

Exhibit 2.4	Third Amendment to Purchase and Sale Agreement dated as of February 17, 2015 between certain subsidiaries of Apple Hospitality REIT, Inc. and MCR Development LLC

Exhibit 2.5	Fourth Amendment to Purchase and Sale Agreement dated as of February 24, 2015 between certain subsidiaries of Apple Hospitality REIT, Inc. and MCR Development LLC

Apple Hospitality REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements

On February 26, 2015, Apple Hospitality REIT, Inc. (the “Company”), through certain subsidiaries of the Company, completed the sale of 18 of the Company’s hotels with an aggregate of 1,787 guest rooms (the “18 hotels”) to MCR Development LLC (the “Buyer”) for an aggregate price of $206.4 million.

The following unaudited pro forma condensed consolidated balance sheet of the Company at September 30, 2014 is presented as if the sale of the 18 hotels had occurred on September 30, 2014.  The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2014 is presented as if the sale of the 18 hotels had occurred on January 1, 2014.  In management’s opinion, all material adjustments necessary to reflect the effects of the sale of the 18 hotels have been made.  Twelve of the 18 hotels were originally acquired by the Company in the mergers with Apple REIT Seven, Inc. and Apple REIT Eight, Inc., effective March 1, 2014, as previously disclosed in the Company’s Current Report on Form 8-K filed on March 5, 2014.  As such, the historical operating results of the Company and the pro forma adjustments only include operations from March 1, 2014 to September 30, 2014 for these 12 hotels.  Since 12 of the 18 hotels were not acquired until March 1, 2014, a pro forma condensed consolidated statement of operations for the year ended December 31, 2013 is not presented.

This pro forma consolidated financial information is presented for informational purposes only and is not necessarily indicative of what the Company’s financial condition and results of operations would have been for the periods presented, nor does it purport to represent the future financial results of the Company.  This pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical financial statements and related notes thereto included in the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2014 filed with the Securities and Exchange Commission on November 5, 2014.

Apple Hospitality REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2014
(in thousands)

	Historical (A)	Pro Forma Adjustments		Pro Forma
Assets
Investment in real estate, net	$3,692,339	$(189,679)	(E)	$3,502,660
Cash and cash equivalents	-	198,562	(B)	198,562
Restricted cash-furniture, fixtures and other escrows	37,118	(319)	(D)	36,799
Due from third party managers, net	34,255	-		34,255
Other assets, net	43,486	(47)	(D)	43,439
Total Assets	$3,807,198	$8,517		$3,815,715

Liabilities
Credit facility	$175,000	$-		$175,000
Mortgage debt	521,878	(4,903)	(D)	516,975
Accounts payable and other liabilities	53,658	(888)	(C)	52,770
Total liabilities	750,536	(5,791)		744,745

Shareholders' Equity
Preferred stock	-	-		-
Series A preferred stock	-	-		-
Series B preferred stock	-	-		-
Common stock	3,737,328	-		3,737,328
Accumulated other comprehensive income	311	-		311
Distributions greater than net income	(680,977)	14,308	(E)	(666,669)
Total Shareholders' Equity	3,056,662	14,308		3,070,970
Total Liabilities and Shareholders' Equity	$3,807,198	$8,517		$3,815,715

Apple Hospitality REIT, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the nine months ended September 30, 2014
(in thousands, except per share data)

	Historical (F)	Pro Forma Adjustments (G)	Pro Forma
Revenues:
Room	$552,645	$(32,293)	$520,352
Other	48,928	(1,427)	47,501
Total revenue	601,573	(33,720)	567,853

Expenses:
Operating expenses	290,336	(16,778)	273,558
Management and franchise fees	46,211	(2,707)	43,504
Property taxes, insurance and other	35,327	(1,240)	34,087
General and administrative	14,774	(13)	14,761
Transaction costs	4,593	-	4,593
Series B convertible preferred share expense	117,133	-	117,133
Loss on impairment of depreciable real estate assets	8,600	-	8,600
Depreciation	81,408	(4,289)	77,119
Total expenses	598,382	(25,027)	573,355
Operating income (loss)	3,191	(8,693)	(5,502)
Interest expense, net	(17,197)	124	(17,073)
Income (loss) before income taxes	(14,006)	(8,569)	(22,575)
Income tax expense	(1,495)	-	(1,495)
Net income (loss)	$(15,501)	$(8,569)	$(24,070)
Basic and diluted net income (loss) per common share	$(0.05)	n.a.	$(0.07)

Weighted average common shares outstanding - basic and diluted	332,583	-	332,583

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Balance sheet

(A)           Represents the Company’s historical condensed consolidated balance sheet as of September 30, 2014, which was derived from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

(B)           Represents net proceeds from the sale of the 18 hotels, after the extinguishment of mortgage debt as follows (in thousands):

Sales price	$206,400
Estimated closing costs	(2,000)
Other liabilities assumed by Buyer	(888)	(C)
Net cash paid to extinguish mortgage debt	(4,950)	(D)
Net proceeds	$198,562

(C)           Represents estimated accrued property taxes assumed by Buyer at closing.

(D)           Represents the extinguishment of mortgage debt secured by one property prior to the sale.  The mortgage had an outstanding principal balance of approximately $4.7 million and a carrying amount of approximately $4.9 million.  The Company incurred extinguishment costs of approximately $0.6 million and received escrow balances held by lender of approximately $0.3 million, resulting in a net cash payment of approximately $5.0 million.  In addition, the Company wrote off related deferred loan costs included in other assets, net of approximately $0.05 million.

(E)           Other balance sheet adjustments for the sale of the 18 hotels reflect the disposal of the net book value of the investment in real estate, net of approximately $189.7 million and an increase to distributions greater than net income for the estimated gain on sale of approximately $14.3 million using values in existence as of September 30, 2014.

Statement of Operations

(F)           Represents the Company’s historical condensed consolidated statement of operations for the nine months ended September 30, 2014, which was derived from the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

(G)           Represents the Company’s sale of the 18 hotels and the necessary adjustments to eliminate the impact of historical operating results related to these hotels for the periods owned.  These adjustments resulted in a reduction of approximately $8.7 million from operating income.  Additionally, interest expense was reduced by approximately $0.1 million to reflect the extinguishment of mortgage debt secured by one property.  The adjustments exclude the effect of the gain on sale of real estate that would have been recognized on the sale of the 18 hotels, as this represents a non-recurring transaction and is excluded for pro forma income statement purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight President and Chief Executive Officer

February 27, 2015